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                                                                     EXHIBIT 4.1

[ ]                          SKILLSOFT PLC

                                    Please check that your name and address
                                    details on the attached certificate are
                                    correct. If there is any error in your name, please return this certificate to the Company's Registrar, Computershare Investor Services (Ireland) Ltd, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18 with a covering letter.

                                    To notify the Company's Registrar of a
                                    change to your address please complete the change of address form overleaf and then detach this counterfoil.

                             SKILLSOFT PLC
                       ORDINARY SHARES OF EURO 0.11 EACH
 Incorporated under the Companies Acts, 1963 to 1986 - Registered Number 148294

CERTIFICATE NO.                                                    NO. OF SHARES

THIS IS TO CERTIFY THAT

                                              is/are the Registered Holder(s) of

fully paid Ordinary Shares of euro 0.11 each in SkillSoft PLC subject to the Memorandum and Articles of Association of the Company.

                         Given under the Official Securities Seal of the Company

 NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY
                                THIS CERTIFICATE.
  Transfer Office: Computershare Investor Services (Ireland) Limited, P.O. Box
                                954, Dublin 18.
            You can check your shareholding at www.computershare.com